UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

VERU INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2916 North Miami Avenue, Suite 1000, Miami, Florida 33127

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 18, 2024, Veru Inc. (the “Company”) convened and then adjourned its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 146,381,186 shares of the Company’s common stock were eligible to vote at the Annual Meeting, and 72,634,840 shares of common stock, or approximately 49.6% of the shares eligible to vote, were present or represented by proxy at the Annual Meeting. A quorum requires a majority of the shares outstanding and eligible to vote at the Annual Meeting, which is 73,190,594 shares. As a result, there was not a required quorum for the Annual Meeting. The only matter submitted to a vote of shareholders at the Annual Meeting was a proposal regarding adjournment of the meeting and the voting results for this proposal are set forth below. After the vote on the adjournment proposal the Company adjourned the Annual Meeting to Thursday, June 27, 2024, at 9:00 a.m., local time, at 2916 N. Miami Avenue, Suite 1000, Miami, Florida 33127.

Adjournment Proposal.

The shareholders voted to approve the adjournment of the Annual Meeting, if necessary or advisable, including for further solicitation of proxies to obtain a quorum.

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,376,143	15,041,778	216,919	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2024	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and Chief Administrative Officer